UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 30, 2017

iSign Solutions Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19301	94-2790442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2025 Gateway Place, Suite 485

San Jose, CA 95110

(Address of principal executive offices)

(650) 802-7888

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 30, 2017, the Company held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) at which the stockholders voted upon (i) the election of seven directors, (ii) an increase in the number of shares available for future grant in the Company’s 2011 Stock Compensation Plan, (iii) an Amended and Restated Certificate of Incorporation to decrease the authorized shares of common stock, (iv) an Amended and Restated Certificate of Incorporation to decrease the authorized shares of preferred stock, and (v) ratification of the appointment of Armanino LLP as the Company's independent auditors for the year ended December 31, 2016. The stockholders elected each of the director nominees and approved all other proposals.

As of December 16, 2016, the record date for the 2016 Annual Meeting, the Company had 5,762,644 shares of Common Stock outstanding.

The tables below set forth information regarding the results of the voting at the 2016 Annual Meeting.

Proposal 1: Election of Directors

The stockholders voted to elect the following individuals as directors for a one-year term as follows.

Nominees	For	Withheld	Broker Non-Votes
Philip S. Sassower	3,152,101	94,440	-
Michael W. Engmann	3,213,161	33,380	-
Andrea Goren	3,211,937	34,604	-
David E. Welch	3,183,860	62,681	-
Stanley Gilbert	3,183,860	62,681	-
Jeffrey Holtmeier	3,185,084	61,457	-
Francis Elenio	3,185,084	61,457	-

Proposal 2: Increase Shares for 2011 Stock Compensation Plan

The stockholders approved the proposed increase in the number of shares available for future grant in the Company’s 2011 Stock Compensation Plan:

For	Against	Abstain	Broker Non-Votes
3,128,686	117,648	207	-

Proposal 3: Decrease the Authorized Shares of Common Stock

The stockholders approved an Amended and Restated Certificate of Incorporation to decrease the authorized shares of common stock:

For	Against	Abstain	Broker Non-Votes
3,244,874	1,507	160	-

Proposal 4: Decrease the Authorized Shares of Preferred Stock

The stockholders approved an Amended and Restated Certificate of Incorporation to decrease the authorized shares of preferred stock:

For	Against	Abstain	Broker Non-Votes
3,245,807	734	0	-

Proposal 5: Ratification of Auditors

The stockholders ratified the appointment of Armanino LLP as the Company's independent auditors for the year ended December 31, 2016:

For	Against	Abstain	Broker Non-Votes
3,185,232	235	61,074	-

[Rest of page left intentionally blank]

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iSign Solutions Inc.
Date: February 2, 2017
	By:	/s/ Andrea Goren
Andrea Goren
Chief Financial Officer

3